UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2024

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2024, Milestone Pharmaceuticals Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Alta Fundamental Advisers LLC (“Alta”).

In accordance with the terms of the Cooperation Agreement, effective as of the date of the Cooperation Agreement, the Company increased the size of the Board of Directors (the “Board”) to nine (9) directors and appointed Stuart M. Duty and Andrew R. Saik (collectively, the “Initial New Directors”) to the Board to fill the resulting vacancies, each with a term expiring at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), or until their earlier death, disability, resignation, disqualification, or removal. Mr. Duty was appointed to the Nominating and Corporate Governance Committee of the Board and Mr. Saik was appointed to the Audit Committee of the Board. Pursuant to the Cooperation Agreement, as soon as reasonably practicable after the date of the Cooperation Agreement (and in any event prior to September 6, 2024), the Company will increase the size of the Board and appoint an individual that is mutually agreeable to the Company and Alta (the “Company Identified New Director”) as an independent director to the Board with a term expiring at the next annual meeting of shareholders, or until his or her earlier death, disability, resignation, disqualification, or removal. Pursuant to the Cooperation Agreement, Alta Fundamental Advisers Master L.P. irrevocably withdrew the notice it had provided to the Company under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of its intention to nominate five directors to stand for election at the 2024 Annual Meeting.

The Company has agreed to include the Initial New Directors on its slate of director nominees for both the 2024 Annual Meeting and the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and to solicit proxies for the election of, and support and recommend for the election of, the Initial New Directors at such meetings in the same manner as for the Company’s other director nominees.

If either of the Initial New Directors resigns or otherwise ceases to be a director for any reason prior to the conclusion of the 2025 Annual Meeting (the “Termination Date”), and at such time Alta holds a Net Long Position (as defined in the Cooperation Agreement) at or above 4.0% of the Company’s common shares then-outstanding, the Company and Alta will cooperate in good faith to select, and the Board will appoint, as promptly as practicable, a director mutually agreeable to the Company and Alta, who must be independent under Nasdaq’s listing standards and may not be a principal, officer, manager, employee, affiliate or associate of Alta.

Prior to the Termination Date, Alta has agreed to vote all of its shares of the Company in accordance with the Board’s recommendations on all proposals or business that may be the subject of shareholder action at shareholder meetings held prior to the Termination Date, except (i) if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC recommends against the Board’s recommendation for a proposal (other than with respect to director elections), Alta may follow such alternative recommendation, and (ii) Alta may vote in its sole discretion with respect to any proposals with respect to an Extraordinary Transaction (as defined in the Cooperation Agreement) that is subject to a vote of the Company’s shareholders..

The Cooperation Agreement also contains customary standstill, non-disparagement and expense reimbursement provisions. The Cooperation Agreement remains in effect until the Termination Date unless the Cooperation Agreement is earlier terminated in accordance with its terms.

The description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The description of the matters included under Item 1.01 is incorporated into this Item 5.02 by reference.

New Director Appointments

The Board has determined that each of Mr. Duty and Mr. Saik is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Exchange Act. Other than with respect to the matters referenced in Item 1.01 of this Current Report, there are no arrangements or understandings between either Mr. Duty or Mr. Saik and any other person pursuant to which Mr. Duty or Mr. Saik was each appointed as a director. Mr. Duty and Mr. Saik each do not have any family relationships with any of the Company’s directors or executive officers, and each do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of the Company’s Non-Employee Director Compensation Policy (as amended to date, the “Compensation Policy”), each of Mr. Duty and Mr. Saik will receive annual cash compensation of $42,500 for his service as a director. Additionally, pursuant to the Compensation Policy, Mr. Duty and Mr. Saik will each be granted an option to purchase up to 80,000 common shares of the Company (the “Initial Grant”) upon the effective date of his appointment to the Board. The Initial Grant will vest in equal monthly installments over three years from the date of grant, subject to such director’s continued service as a director or otherwise as an employee or consultant to the Company through the applicable vesting dates. The Initial Grant is subject to the terms of the Company’s 2019 Equity Incentive Plan and the Company’s form of United States stock option grant notice and stock option award agreement thereunder. Furthermore, Mr. Duty and Mr. Saik each are entitled to receive additional annual equity awards in accordance with the terms and conditions of the Compensation Policy. The Company will also reimburse reasonable out-of-pocket expenses incurred by Mr. Duty and Mr. Saik for their attendance at meetings of the Board or any committee thereof.

In connection with their appointments to the Board, Mr. Duty and Mr. Saik have entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-230846) filed with the Securities and Exchange Commission on April 12, 2019.

Director Resignations

Debra K. Liebert and Richard Pasternak, MD have informed the Company of their intent not to stand for reelection at the Company’s 2024 Annual Meeting. Ms. Liebert and Dr. Pasternak both served on the Company’s Compensation Committee. Neither Ms. Liebert’s nor Dr. Pasternak’s resignations are related to any disagreement with the Company on any matter relating to its operations, policies or practices. Following the 2024 Annual Meeting and the appointment of the Company Identified New Director, the Company will decrease the size of the Board to eight (8) directors.

Item 5.08.	Shareholder Director Nominations.

The Company has scheduled the 2024 Annual Meeting to be held via the Internet, on August 28, 2024, at 11:00 a.m., Eastern time and established July 9, 2024, as the record date for determining shareholders entitled to notice of, and to vote at, the 2024 Annual Meeting.

Since the date of the 2024 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2023 annual meeting of shareholders, to be considered for inclusion in the 2024 Annual Meeting proxy materials, a shareholder proposal must be submitted in writing on or before (i) July 17, 2024 to meet the requirements of Rule 14a-8 under the Exchange Act and on or before (ii) January 30, 2024 for proposals submitted pursuant to Chapter VII, Division I of the Business Corporations Act (Québec) and the by-laws of the Company in order to be eligible for inclusion in the proxy material for, or to be brought before, the 2024 Annual Meeting. Proposals must be submitted in writing to: Company Secretary; 1111 Dr. Frederik-Philips Boulevard, Suite 420, Montréal, Québec, Canada H4M 2X6.

Item 8.01.	Other Events.

The Company issued a press release on July 15, 2024, announcing the execution of the Cooperation Agreement and related information. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of July 14, 2024, by and between the Company and Alta Fundamental Advisers Master L.P.
99.1	Press Release, dated July 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

Date: July 15, 2024	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer Principal Financial Officer

Exhibit 10.1

Execution Version

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) is made and entered into as of July 14, 2024 (the “Effective Date”), by and between Milestone Pharmaceuticals Inc. (the “Company”) and Alta Fundamental Advisers LLC (“Alta”). The Company and Alta are each herein referred to as a “party” and collectively, the “parties.” Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 14 below.

WHEREAS, on November 9, 2023, Alta filed a Schedule 13D with the SEC disclosing its intent to engage in discussions with the Board of Directors (the “Board”) and management of the Company;

WHEREAS, on April 5, 2024, Alta Fundamental Advisers Master L.P. (“Alta Master”), a private investment fund for which Alta serves as investment adviser, submitted a notice (the “14a-19 Notice”), pursuant to Rule 14a-19 of the Exchange Act, of its intention to nominate and solicit proxies for the election of five nominees to be elected to the Board at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”); and

WHEREAS, the Company and Alta have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.            Board Composition and Related Matters.

(a)            Effective as of the Effective Date, the Company shall take all necessary actions to (i) increase the size of the Board to nine (9) directors and (ii) appoint each of Stuart M. Duty and Andrew R. Saik (together, the “Initial New Directors”) to the Board as directors, each with a term expiring at the 2024 Annual Meeting or until their earlier death, disability, resignation, disqualification, or removal. As soon as reasonably practicable after the date hereof (and in any event prior to September 6, 2024), the Company shall take all necessary actions to appoint an individual that is mutually agreeable to the Company and Alta (the “Company Identified New Director”, and together with the Initial New Directors, the “New Directors”) to the Board as a director, with a term expiring at the next annual meeting of shareholders or until his or her earlier death, disability, resignation, disqualification, or removal, it being understood that such Company Identified New Director shall be the individual previously identified by the Company to Alta in writing, unless such individual informs the Company in writing that he or she is not able to join the Board at such time, in which case the Company and Alta shall cooperate in good faith to select, and the Board shall appoint, as promptly as practicable, an alternative independent director mutually agreeable to the Company and Alta; provided, however, that any such alternative director shall not be a principal, officer, manager, employee, Affiliate or Associate of Alta. The Company shall take all necessary actions (1) to nominate the Initial New Directors for election to the Board at the 2024 Annual Meeting and the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”), (2) to include the Initial New Directors in the Company’s proxy statement and proxy card for the 2024 Annual Meeting and the 2025 Annual Meeting, and (3) to solicit proxies for the election of the Initial New Directors in respect of the 2024 Annual Meeting and the 2025 Annual Meeting in the same manner as it solicits proxies for the election of the Company’s other director nominees, and support and recommend for the election of the Initial New Directors in respect of the 2024 Annual Meeting and the 2025 Annual Meeting in the same manner as it supports and recommends for the election of the Company’s other director nominees.

(b)            If any of the Initial New Directors is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or ceases to be a director for any other reason prior to the Termination Date, and at such time Alta holds a Net Long Position (as defined below) at or above 4.0% of the Common Shares (as defined below) then-outstanding, the Company and Alta shall cooperate in good faith to select, and the Board shall appoint, as promptly as practicable, a director mutually agreeable to the Company and Alta (any such replacement director, once appointed to the Board, a “Replacement Director”) who qualifies as “independent” pursuant to Nasdaq’s listing standards, and who satisfies the Company Policies applicable to all directors, to serve as a director of the Company for the remainder of the applicable Initial New Director’s term; provided, however, that any Replacement Director shall not be a principal, officer, manager, employee, Affiliate or Associate of Alta. Upon appointment to the Board, a Replacement Director shall be considered an Initial New Director for purposes of this Agreement.

(c)            Debra K. Liebert and Dr. Richard C. Pasternak have informed the Company of their decision not to stand for reelection to the Board at the 2024 Annual Meeting. Following the 2024 Annual Meeting and the appointment of the Company Identified New Director to the Board, the Board shall take all necessary actions to decrease the size of the Board to eight (8) directors.

(d)            Alta confirms that, effective as of the Effective Date, Alta Master has irrevocably withdrawn the 14a-19 Notice.

(e)            The Company agrees to use its reasonable best efforts to hold the 2024 Annual Meeting no later than September 6, 2024, and to hold the 2025 Annual Meeting no later than June 30, 2025; provided, however, that the foregoing shall not apply with respect to the 2025 Annual Meeting if such meeting is contested (with the number of nominees to be voted on at the meeting exceeding the number of directors to be elected) or the Company has entered into a definitive agreement with respect to an Extraordinary Transaction that is subject to a vote of the Company’s shareholders.

(f)            Upon the Initial New Directors’ appointment to the Board, the Board shall take all necessary actions to appoint Mr. Duty to the Nominating and Corporate Governance Committee of the Board and Mr. Saik to the Audit Committee of the Board. Any additional committee appointments for the Initial New Directors shall be determined by the Board in good faith, in accordance with the Board’s customary governance processes, and the Board shall give each of the Initial New Directors the same due consideration for committee membership as any other independent director with similar expertise and qualifications.

(g)            Alta acknowledges that the Initial New Directors are required to comply with the Company’s organizational documents, committee charters, corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines and other governance documents, policies and procedures and applicable law, in each case as generally applicable to the Company’s directors (the “Company Policies”). Alta acknowledges that the Initial New Directors are required to preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees. Alta shall not, and shall cause its Affiliates and Associates not to, intentionally seek confidential Company information from any Initial New Director.

(h)            Alta agrees that there shall be no contracts, plans or arrangements, written or otherwise, in effect prior to the Termination Date, between Alta and any Initial New Director providing for any compensation, reimbursement of expenses or indemnification of any Initial New Director in connection with or related to such Initial New Director’s service on the Board.

(i)            The Company shall provide the New Directors with (i) the same benefits of director and officer insurance as all other non-management directors of the Board, (ii) the same compensation for their service as a director as the compensation received by other non-management directors on the Board, and (iii) such other benefits on the same basis as all other non-management directors on the Board.

2.            Voting Commitment. Until the Termination Date, Alta shall, or shall cause a Representative to, (a) appear in person or by proxy at each Shareholder Meeting and (b) vote, or deliver consents or consent revocations with respect to, all Common Shares that Alta or its Affiliates has the right to vote (or direct the vote) as of the record date established for such Shareholder Meeting in accordance with the Board’s recommendations with respect to all proposals submitted to shareholders at such Shareholder Meeting, in each case as the Board’s recommendation is set forth in the definitive proxy statement, consent solicitation statement, or revocation solicitation statement filed by the Company in respect of such Shareholder Meeting. Notwithstanding the foregoing, (i) in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) issues a voting recommendation that differs from the Board’s recommendation with respect to any proposals (other than a proposal with respect to director elections or removal), Alta shall be permitted to vote, or deliver consents or consent revocations, in accordance with such ISS or Glass Lewis recommendation for such proposal (and not any other proposal), and (ii) Alta shall be permitted to vote in its sole discretion on any proposal(s) with respect to any Extraordinary Transaction that is subject to a vote of the Company’s shareholders. Alta and its Affiliates shall use reasonable best efforts (including by calling back loaned out shares) to ensure that they have voting power for each share beneficially owned by it or its Affiliates on the record date for each Shareholder Meeting.

3.            Standstill. Prior to the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Company or the Board, Alta shall not, and shall cause its Affiliates not to, directly or indirectly:

(a)            acquire, offer or seek to acquire, agree to acquire, or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis or pursuant to an Extraordinary Transaction approved by the Board), whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through any index fund, exchange traded fund, benchmark fund or broad-based basket of securities) or any voting rights decoupled from the underlying voting securities that would result in Alta and its Affiliates owning, controlling or otherwise having any beneficial or other ownership interest of, in the aggregate, more than nine and nine tenths (9.9%) of the Common Shares outstanding at such time (the “Maximum Ownership Cap”);

(b)            sell, assign, or otherwise transfer or dispose of Common Shares, or any rights decoupled from such shares, beneficially owned by them, other than in open market sale transactions where the identity of the purchaser is not known and in underwritten widely-dispersed public offerings, to any Third Party that, to Alta’s knowledge (after reasonable due inquiry in connection with a private, non-open market transaction), would result in such Third Party, together with its Affiliates and Associates, owning, controlling or otherwise having any beneficial or other ownership interest of, in the aggregate, more than four and nine tenths percent (4.9%) of the Common Shares outstanding at such time or would increase the beneficial ownership interest of any Third Party who, together with its Affiliates and Associates, has a beneficial or other ownership interest of, in the aggregate, more than four and nine tenths percent (4.9%) of the Common Shares outstanding at such time; provided that the restrictions in this clause (b) shall not apply to any Third Party that is a Schedule 13G filer or eligible to be a Schedule 13G filer and that has not been identified on the most recent “SharkWatch 50” list, as published by FactSet and any successor (or, if “SharkWatch 50” is no longer available, the then-prevailing comparable list, as reasonably determined by the Company in good faith) (the “SharkWatch List”) and are not publicly disclosed Affiliate funds of such a filer on the SharkWatch List with respect to the Common Shares;

(c)            (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Shareholder Meeting at which the Company’s directors are to be elected; (ii) initiate, knowingly encourage or participate in any solicitation of proxies, consents or consent revocations in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any shareholder proposal for consideration at, or bring any other business before, any Shareholder Meeting; (iv) initiate, knowingly encourage or participate in any solicitation of proxies, consents or consent revocations in respect of any shareholder proposal for consideration at, or other business brought before, any Shareholder Meeting; (v)  initiate, knowingly encourage or participate in any “withhold” or similar campaign with respect to any proposal for consideration at, or other business brought before, any Shareholder Meeting; or (vi) call or seek to call, or request the call of, or initiate a consent solicitation or consent revocation solicitation with respect to, alone or in concert with others, any Shareholder Meeting, whether or not such a Shareholder Meeting is permitted by the Charter or the Bylaws, including any “town hall” meeting;

(d)            form, join or in any way participate in or with any group or agreement of any kind with respect to any voting securities of the Company, other than any such group or agreement that is with an Affiliate of Alta and such Affiliate agrees to be bound by the terms and conditions of this Agreement as if it were a party hereto and such group or agreement would not result in Alta and its Affiliates exceeding the Maximum Ownership Cap;

(e)            deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement, or agreement that is with an Affiliate of Alta and such Affiliate agrees to be bound by the terms and conditions of this Agreement as if it were a party hereto and such voting trust, arrangement, or agreement would not result in Alta and its Affiliates exceeding the Maximum Ownership Cap;

(f)            seek publicly, alone or in concert with others, to amend any provision of the Charter, the Bylaws, the committee charters, the corporate governance principles, or any similar governance documents applicable to directors;

(g)            demand an inspection of the Company’s books and records;

(h)            (i) make any public proposal with respect to or (ii) make any public statement or otherwise seek to encourage or advise, or knowingly assist any person in so encouraging or advising with respect to: (A) any change in the composition, number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization, dividend policy, or share repurchase programs or practices of the Company, (C) any other change in the Company’s management, governance, business, operations, strategy, corporate structure or policies, (D) any Extraordinary Transaction, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(i)            initiate, make, or in any way participate, in any Extraordinary Transaction or make any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;

(j)            offer, effect, seek to effect or propose to effect, cause or participate in, or in any way knowingly assist any other person to effect, or offer or propose to effect, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries; (ii) tender offer or exchange offer, merger, acquisition, share exchange or other business combination or Extraordinary Transaction involving any of the Company’s voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(k)            enter into any negotiations, agreements, or understandings with any Third Party, or advise, knowingly assist or seek to persuade any Third Party, to take any action that Alta would be prohibited from taking pursuant to this Section 3;

(l)            publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify, or waive any provision of this Agreement;

(m)            publicly disclose any vote, delivery of consents or consent revocations, or failure to deliver consents or consent revocations, as applicable, by Alta against the voting recommendations of the Board in connection with a Shareholder Meeting; provided that the restrictions contained in this clause (m) shall not apply to any matter for which Alta has voting discretion pursuant to and in accordance with Section 2 of this Agreement or disclosure required by applicable law, rules or regulations; or

(n)            take any action challenging the validity or enforceability of this Section 3 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement;

provided, however, that the restrictions in this Section 3 shall not prevent Alta from (i) making any factual statement to the extent required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over Alta so long as such request did not arise as a result of any action by Alta; (ii) communicating privately with the Chief Executive Officer, the Chair of the Board or any other director of the Company pursuant to and in accordance with the Company Policies (or any other individuals identified by the Company to Alta) so long as such communications would not reasonably be expected to trigger public disclosure obligations for either party; (iii) tendering shares, receiving payment for shares or otherwise participating in any transaction (including any Extraordinary Transaction) approved by the Board on the same basis as the other shareholders of the Company; or (iv) making or sending private communications to investors in Alta, provided that such statements or communications (1) are solely based on publicly available information; (2) are not reasonably expected to be publicly disclosed and are understood by all parties to be confidential communications; and (3) do not intentionally or knowingly violate any of the restrictions in Section 3 and Section 4 hereof.

4.            Mutual Non-Disparagement. Until the Termination Date, without the prior written consent of the other party, neither party shall, nor shall it permit any of its Representatives to, make any public or private statement, file or furnish any document to the SEC, or speak to any analyst, investor or member of the press in a manner that criticizes, disparages, defames, slanders or impugns the other party, its subsidiaries, its business, or its current or former directors (in their capacity as such), officers, or employees. A statement or announcement shall only be deemed to be made by the Company if made by a member of the Board or senior management team or other designated representative of the Company, in each case authorized to make such statement or announcement on behalf of the Company. A statement or announcement shall only be deemed to be made by Alta if made by a manager, director, general partner, member of the senior management team or, in the case of a Representative of Alta, if authorized to make such statement or announcement on behalf of Alta. The restrictions in this Section 4 shall not (a) apply to (i) any compelled testimony or production of information, whether by legal process, subpoena, or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case to the extent required, (ii) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations, or (iii) any private communications between or among the parties and their respective Representatives; (b) prohibit either party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder; or (c) prohibit any private communications among the principals, officers, managers, and employees of Alta.

5.            No Litigation. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, pursue or knowingly encourage or assist any other person to threaten or initiate, any lawsuit, claim, or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives based on information known or unknown as of the Effective Date, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement, (b) counterclaims with respect to any proceeding initiated by or on behalf of one party or its Affiliates against the other party or its Affiliates or (c) any Legal Proceeding with respect to claims of fraud in connection with, arising out of or related to this Agreement; provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of, or at the suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable). Each party represents and warrants that neither it nor any assignee has filed any Legal Proceeding against the other party.

6.            Public Statements; SEC Filings.

(a)            Within one (1) Business Day immediately following the Effective Date, the Company shall issue a mutually agreeable press release (the “Press Release”) announcing this Agreement substantially in the form attached hereto as Exhibit A.

(b)            Within one (1) Business Day following the Effective Date, the Company shall file with the SEC a Current Report on Form 8-K setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Company shall provide Alta and its Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to it being filed with the SEC and consider in good faith any comments of Alta and its Representatives.

(c)            Within two (2) Business Days following the Effective Date, Alta shall file with the SEC an amendment to its Schedule 13D setting forth a brief description of the terms of this Agreement and appending this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement and the Press Release. Alta shall provide the Company and its Representatives with a reasonable opportunity to review and comment on the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.

(d)            Prior to the Termination Date, neither party shall issue any press release or other public statement (including in any filing required under the Exchange Act) about the subject matter of this Agreement that is inconsistent with the Press Release, Form 8-K and Schedule 13D Amendment, except as required by law, Legal Requirement or applicable stock exchange listing rules or with the prior written consent of the other party and otherwise in accordance with this Agreement.

7.            Affiliates and Associates. Each party shall instruct its controlled Affiliates and Associates to comply with the terms of this Agreement applicable to such persons, and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to this Agreement.

8.            Representations and Warranties.

(a)            Alta represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. Alta represents that (i) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of it as currently in effect and (ii) the execution, delivery and performance of this Agreement by it does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound. Alta represents and warrants that, as of the Effective Date, (i) Alta and its Affiliates beneficially own an aggregate of 2,658,589 Common Shares and have voting authority over such shares and (ii) other than the Common Shares described in the foregoing clause (i), Alta and its Affiliates do not directly or indirectly have any voting rights in, or economic exposure to (including by swaps or other derivative arrangements), any Common Shares.

(b)            The Company hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. The Company represents and warrants that (i) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect and (ii) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

9.            Termination.

(a)            Unless otherwise mutually agreed to in writing by each party, this Agreement shall remain in effect until the conclusion of the 2025 Annual Meeting (the “Termination Date”). Notwithstanding anything to the contrary in this Agreement:

(i)            the obligations of Alta to the Company (A) pursuant to Sections 1, 2, 3, 4, and 6(d) shall terminate in the event that the Company materially breaches its obligations to Alta pursuant to Sections 1, 4, or 6(d), or the representations and warranties in Section 8(b) of this Agreement and such breach (if capable of being cured) has not been cured within ten (10) days following written notice of such breach from Alta to the Company, and (B) pursuant to Section 5 shall terminate immediately in the event that the Company materially breaches its obligations to Alta under Section 5; and

(ii)           the obligations of the Company to Alta (A) pursuant to Sections 1, 4, and 6(d) shall terminate in the event that Alta materially breaches its obligations in Sections 1, 2, 3, 4, and 6(d), or the representations and warranties in Section 8(a) of this Agreement, and such breach (if capable of being cured) has not been cured within ten (10) days following written notice of such breach from the Company to Alta, and (B) pursuant to Section 5 shall terminate immediately in the event that Alta materially breaches its obligations to the Company under Section 5.

(b)            If this Agreement is terminated in accordance with this Section 9, this Agreement shall forthwith become null and void, but no termination shall relieve either party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, Sections 11, 12, 13 and 15 shall survive the termination of this Agreement.

10.            Expenses. Each party shall be responsible for its own fees and expenses incurred, except that the Company shall reimburse Alta and its Affiliates for documented out-of-pocket costs, fees and expenses (including attorneys’ fees and other legal expenses) incurred by Alta and its Affiliates in connection with their engagement with the Company, the negotiation and execution of this Agreement and related matters; provided, however, that such reimbursement shall not exceed $130,000 in the aggregate.

11.            Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending, if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company: Milestone Pharmaceuticals Inc. 1111 Dr. Frederik-Phillips Boulevard, Suite 420 Montréal, QC H4M 2X6 Canada Attn: Joseph Oliveto Email: joliveto@milestonepharma.com with mandatory copies (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn: Kai H. Liekefett / Reuben Zaramian

Email: kliekefett@sidley.com / rzaramian@sidley.com

Cooley LLP 55 Hudson Yards New York, NY 10001 Attn: Bill Roegge / Ryan Sansom Email: broegge@cooley.com / rsansom@cooley.com

If to Alta: Alta Fundamental Advisers Master L.P. c/o Alta Fundamental Advisers LLC 1500 Broadway, Suite 704 New York, NY 10036 Attn: Gilbert Li Email: gli@altafundamental.com with mandatory copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn: Kenneth S. Mantel / Rebecca L. Van Derlaske

Email: kmantel@olshanlaw.com/
rvanderlaske@olshanlaw.com

12.            Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 11. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

13.            Specific Performance. Each party to this Agreement acknowledges and agrees that the other party would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or its Representatives and that monetary remedies would be inadequate to protect either party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief, without the necessity of posting a bond or other security, if the other party or any of its Representatives breaches or threatens to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party.

14.            Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that become Affiliates or Associates of any applicable person or entity referred to in this Agreement after the Effective Date; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or Alta, as applicable; provided, further, that, for purposes of this Agreement, Alta shall not be an Affiliate or Associate of the Company, and the Company shall not be an Affiliate or Associate of Alta; (b) the terms “beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2(b)(2) under the Exchange Act; (c) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or obligated to be closed by applicable law; (d) the term “Common Shares” means the common shares of the Company, no par value per share; (e) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (f) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other similar transaction involving the Company and a third party, in each case, that results in a change in control of the Company or the sale of all or substantially all of its assets; (g) “Net Long Position” means that such person beneficially owns Common Shares, directly or indirectly, that constitute a net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis; provided, however, that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote other than as a result of being in a margin account, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons,” for purposes of the meaning of the term “Net Long Position,” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, associate, organization or other entity of any kind or nature; (h) the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives, in each case, only to the extent such persons are acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates; (i) the term “SEC” means the U.S. Securities and Exchange Commission; (j) the term “Shareholder Meeting” means each annual or special meeting of shareholders of the Company, or any action by written consent of the Company’s shareholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof; and (k) the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

15.            Miscellaneous.

(a)            This Agreement, including all exhibits hereto, contains the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b)            This Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c)            This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(d)            Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

(e)            If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void, or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant, or restriction for any of such that is held invalid, void, or unenforceable by a court of competent jurisdiction.

(f)            Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g)            This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)            Each party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel.

(i)            The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

COMPANY:

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph Oliveto
Name:	Joseph Oliveto
Title:	President and Chief Executive Officer

ALTA:

ALTA FUNDAMENTAL ADVISERS LLC

By:	/s/ Gilbert Li
Name:	Gilbert Li
Title:	Managing Member

Signature Page to Cooperation Agreement

Exhibit A

Form of Press Release

Exhibit 99.1

Milestone Pharmaceuticals Refreshes Board of Directors

– Two New Independent Directors, Stuart Duty and Andrew Saik, Appointed

– Third New Independent Director to Be Appointed to Board in Near Term

MONTREAL and CHARLOTTE, N.C. – July 15, 2024 – Milestone® Pharmaceuticals Inc. (Nasdaq: MIST) (“Milestone” or the “Company”), a biopharmaceutical company focused on the development and commercialization of innovative cardiovascular medicines, today announced steps to refresh its Board of Directors (“Board”). Stuart Duty and Andrew Saik have been appointed to its Board, effective immediately, and will stand for election at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”). The Company will appoint a third independent director to its Board in the near term. In conjunction with the announcement, the Company entered into a Cooperation Agreement (the “Agreement”) with Alta Fundamental Advisers LLC (“Alta”), one of the Company’s shareholders.

Mr. Duty has over 30 years of experience in investment banking and operations primarily in the biotechnology and specialty pharmaceuticals sectors. Most recently, he served as a Senior Managing Director at Guggenheim Securities, LLC from 2012 to 2023 where he advised senior executives and boards on a range of financing activities and strategic transactions.

Mr. Saik has over 25 years of accounting and finance experience, including as Chief Financial Officer of biopharmaceutical companies Arvinas, Inc., Intercept Pharmaceuticals, Vyne Therapeutics Inc., PDS Biotechnology, Inc. and Vertice Pharma, LLC, where he has led numerous capital structure transformations.

“We welcome Stuart and Andrew to our Board and look forward to benefitting from their varied perspectives and experiences,” said Robert J. Wills, PhD, Chairman of the Milestone Board of Directors. “We believe Stuart and Andrew will provide important insights to the Board and are great additions as we approach this particularly exciting time for Milestone.”

The Company also announced that Debra K. Liebert and Richard C. Pasternak, MD, will not stand for reelection at the Annual Meeting.

Dr. Wills added, “We want to thank Debra and Richard for their years of service and significant contributions as members of the Board. Their invaluable insights in the boardroom brought us closer to realizing our mission of providing a new treatment option for patients with paroxysmal supraventricular tachycardia and atrial fibrillation. We wish them all the best for the future.”

Pursuant to the Agreement, Alta has agreed to customary standstill, voting and other related provisions. The Agreement will be included as an exhibit to the Company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Stuart Duty

Stuart Duty brings over 30 years of experience in investment banking and operations primarily in the biotechnology and specialty pharmaceuticals sectors. Mr. Duty most recently served as a Senior Managing Director at Guggenheim Securities, LLC from 2012 to 2023, where he advised senior executives and boards on a range of financing activities and strategic transactions, including significant in-country and cross-border transactions in the U.S., Japan, China, Canada and many European countries. Prior to joining Guggenheim, he was a Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray from 2007 to 2012, returning to the firm after serving in the same role from 1999 to 2002. Mr. Duty served as Chief Operating Officer of Oracle Partners from 2002 to 2007. Earlier in his career, he served as a Managing Director, Healthcare Investment Banking at Montgomery Securities, as Director, Business Development at Curative Technologies and as a healthcare investment banking analyst at Kidder Peabody. Mr. Duty has served on the board of directors of Achieve Life Sciences, Inc. (Nasdaq: ACHV) since March 2023, where he serves as the chair of the audit committee and sits on the nominating and corporate governance committee, and on the board of directors of EyePoint Pharmaceuticals (Nasdaq: EYPT) since November 2023, where he sits on the audit committee. Mr. Duty holds a B.A. in Biochemistry from Occidental College and an M.B.A. from Harvard Business School.

About Andrew Saik

Andrew Saik brings over 25 years of accounting and finance experience at biopharmaceutical companies. Mr. Saik is currently Chief Financial Officer at Arvinas, Inc. (Nasdaq: ARVN). Prior to joining Arvinas, Mr. Saik served as Chief Financial Officer at Intercept Pharmaceuticals from 2021 to 2023, where he led a restructuring of the company’s balance sheet that included the sale of its international business and recapitalization of the company’s debt. Mr. Saik served as Chief Financial Officer of Vyne Therapeutics Inc. (Nasdaq: VYNE) from 2020 to 2021. He was Chief Financial Officer and served on the board of directors of PDS Biotechnology, Inc. (Nasdaq: PDSB) (formerly Edge Therapeutics) from 2017 to 2020. Before joining PDS, he was Chief Financial Officer at Vertice Pharma, LLC, a Warburg Pincus-backed company, from 2015 to 2017. Mr. Saik was Chief Financial Officer of Auxilium Pharmaceuticals, Inc. from 2014 to 2015, where he helped lead the execution of Auxilium's growth strategy culminating in the sale of the company. Before joining Auxilium, he was Senior Vice President, Finance and Treasurer at Endo Pharmaceuticals from 2013 to 2014. Earlier in his career, Mr. Saik served in senior financial management roles with increasing responsibility at Valeant Pharmaceuticals International from 2001 to 2012, including as Senior Vice President, Finance. He was a Finance Manager at Nexgenix from 1999 to 2001 and began his career at Atlantic Richfield as Finance Consultant from 1996 to 1999. Mr. Saik holds a B.A. from the University of California, Los Angeles and an M.B.A. from the University of Southern California.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company developing and commercializing innovative cardiovascular solutions to improve the lives of people living with complex and life-altering heart conditions. The Company’s focus on understanding unmet patient needs and improving the patient experience has led us to develop new treatment approaches that provide patients with an active role in self-managing their care. Milestone’s lead investigational product is etripamil, a novel calcium channel blocker nasal spray that is being studied for patients to self-administer without medical supervision to treat symptomatic episodic attacks associated with PSVT and AFib-RVR.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws (“forward-looking statements”). Words such as “believe,” “continue,” “could,” “demonstrate,” “designed,” “develop,” “estimate,” “expect,” “may,” “pending,” “plan,” “potential,” “progress,” “will,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the timing of upcoming clinical trial milestones and related data; the company’s cash runway; and the company’s plans to maintain a dialogue with its shareholders. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether our future interactions with the FDA will have satisfactory outcomes; whether and when, if at all, our NDA for etripamil will be approved by the FDA; whether the FDA will require additional trials or data which may significantly delay and put at risk our efforts to obtain approval and may not be successful, the risks inherent in biopharmaceutical product development and clinical trials, including the lengthy and uncertain regulatory approval process; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of our clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, Russian hostilities in Ukraine and ongoing disputes in Israel and Gaza and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, and risks related the sufficiency of Milestone’s capital resources and its ability to raise additional capital in the current economic climate. These and other risks are set forth in Milestone’s filings with SEC and the Canadian securities regulatory authorities, including in its annual report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” as such discussion may be updated from time to time by subsequent filings Milestone may make with the SEC and the Canadian securities regulatory authorities, which is available under Milestone’s profile on EDGAR at www.sec.gov and on SEDAR at www.sedarplus.ca. Except as may be expressly required by applicable law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available or based on future events or otherwise.

Participants in the Solicitation

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC and Canadian securities regulatory authorities. Milestone, its directors, certain of its executive officers, and other members of management and employees may be deemed under U.S. securities laws and Canadian securities laws to be participants in the solicitation of proxies with respect to a solicitation by Milestone. Information about Milestone’s executive officers and directors and other participants in the solicitation, including their respective interests, by security holdings or otherwise, is available in the Company’s proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, filed with the SEC on April 28, 2023 (available here). To the extent holdings of Milestone securities reported in the proxy statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC and if applicable, on the System for Electronic Disclosure by Insiders (“SEDI”) in accordance with insider reporting requirements of Canadian securities laws. Updated information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, in Milestone will be set forth in the Company’s definitive proxy statement for the Annual Meeting and other documents to be filed with the SEC and Canadian securities regulatory authorities, when they become available. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and either through the Company’s profile on SEDAR at www.sedarplus.ca or updated filings on SEDI at www.sedi.ca.

Contact:

Kim Fox, Vice President, Communications kfox@milestonepharma.com 704-803-9295

Investor Relations

Chris Calabrese, ccalabrese@lifesciadvisors.com

Kevin Gardner, kgardner@lifesciadvisors.com